Exhibit T3A.25

HE 239854

ΚΥΠΡΙΑΚΗ ΔΗΜΟΚΡΑΤΙΑ
REPUBLIC OF CYPRUS

HE 44

THE COMPANIES LAW, CAP. 113
Section 15(1)

CERTIFICATE OF INCORPORATION

IT IS HEREBY CERTIFIED that,

UPANA HOLDINGS LIMITED

has this day been incorporated under the Companies Law, Cap. 113 as a Limited Liability Company.

Given under my hand in Nicosia on the 14th of October, 2008

....
Registrar of Companies

TRANSLATED TRUE COPY
Kpanayi
Kyriaki Panayi
for Registrar of Companies
10 February, 2012

There have been changes of the name